Exhibit 10.24

January 28, 2013

VIA EMAIL:  jbuono@alcco.com
and mzakkowalczyk@ALCCO.com
and VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Texas ALC Partners, L.P.
ALC Properties, Inc.
Assisted Living Concepts, Inc.
c/o Assisted Living Concepts, Inc.
Attn:  Mary T. Zak-Kowalcczyk, Secretary
Attn:  John Buono, Chief Financial Officer
W140 N 8981 Lilly Rd
Menomonee Falls, WI 53051

RE:	Fannie Mae Mortgage Loan Number 27-0002463 (“Mortgage Loan”), secured by, inter alia:
Chaparelle House, 1880 Harrison Street North, Twin Falls, Idaho 83301 (“Chaparelle House”);
Goldfinch House, 18 Reeves Road, Bridgetown, New Jersey (“Goldfinch House”);
Cameron House, 244 North Extension Road, Mesa, Arizona 85201
(“Cameron House”).  Chaparelle House, Goldfinch House, and Cameron House are collectively, the “Mortgaged Property”.

Dear Borrower:

Reference is hereby made to the $38,400,000 Multifamily Note dated December 29, 2003 (the “Note”), executed by Texas ALC Partners, L.P. and ALC Properties, Inc. (together, the “Borrower”), payable to the order of Red Mortgage Capital, LLC, f/k/a Red Mortgage Capital, Inc. (the “Servicer”).  The Note is secured by that certain Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated December 29, 2003, and recorded, among other places, with (a) the Recorder of Deeds of Twin Falls County, Idaho, as Instrument 2004-000845 (the “Chaparelle Security Instrument”); (b) the Recorder of Deeds of Cumberland County, New Jersey, in Book 3254, Page 17 (the “Goldfinch Security Instrument”); and (c) the Recorder of Deeds of Maricopa County, Arizona, at Instrument #375004374 (the “Cameron Security Instrument”).  The Chaparelle Security Instrument, the Goldfinch Security Instrument and the Cameron Security Instrument are herein collectively, the “Security Instrument.”  The Servicer assigned, negotiated and transferred the Note and the Security Instrument to Fannie Mae, the current owner and holder of the Note and the Security Instrument (“Fannie Mae”).

ALC Properties, Inc.
Mary T. Zak-Kowalcczyk
John Buono
January 28, 2013

Reference is made to our letter to you dated August 24, 2012, as amended by our letter to you dated December 20, 2012, both as accepted and agreed by Texas ALC Partners, L.P.; ALC Partners, Inc.; and Assisted Living Concepts, Inc. (together, the “Previous Letters”) whereby Fannie Mae agreed to forbear from exercising any of its rights on account of the Existing Defaults, in exchange for your prepayment as aforesaid on all three (3) of the above-described properties by the earlier to occur of (a) January 31, 2013, or (b) the Closing (as defined in the Previous Letters).  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Previous Letters.

This letter hereby (i) extends the date by which the Mortgage Loan shall be prepaid for Cameron House to February 28, 2013 and (ii) with the payment of a $30,000 extension fee (the “Goldfinch Extension Fee”), extends the prepayment date for the Mortgage Loan for Goldfinch House to no later than the earlier of (a) June 30, 2013, or (b) the Closing; provided, however, that if the Goldfinch Extension Fee is not received on or before January 31, 2013, then the Mortgage Loan for Goldfinch House must be repaid in full on January 31, 2013 per the Previous Letters.  The Mortgage Loan will be prepaid for Chaparelle House on January 31, 2013, per the Previous Letters; nothing in this letter changes the prepayment date for the Mortgage Loan for Chaparelle House.

Should we not timely receive sums sufficient to pay off the portions of the Note attributable to the Mortgaged Property as set forth in this letter and the Previous Letters, then the forbearance described in this letter and the Previous Letters shall be null and void, and we shall, at our option, proceed against any or all of the properties securing the Mortgage Loan, whether against the Mortgaged Property herein defined or otherwise under the Loan Documents, and in addition thereto, we may at our option proceed to exercise any or all of our rights at law, in equity, and under the Loan Documents, including, without limitation, the right to accelerate the Note.

Except as otherwise specifically modified hereby, the terms and conditions of the Previous Letters shall remain in full force and effect and are hereby reaffirmed and ratified.

Nothing contained herein shall be deemed to cure the Existing Defaults or waive any of the Lender’s rights and remedies arising because of the Borrower’s Existing Defaults.  Rather, the Existing Defaults and Servicer’s rights and remedies arising therefrom on behalf of Fannie Mae are hereby preserved.  However, if all of the conditions set forth in the Previous Letters, as further amended hereby, are fully and timely satisfied, for so long as no Event of Default other than the Existing Defaults occur, the Servicer on behalf of Fannie Mae agrees to forbear from exercising the rights and remedies which it is entitled to exercise as a result of the Existing Defaults with respect to the Borrower, the Key Principal and/or their assets.  However, if an Event of Default occurs other than the Existing Defaults, the Servicer shall immediately be entitled to exercise and enforce all rights and remedies which are available to the lender under any of the Loan Documents, at law or in equity.

TIME IS STRICTLY OF THE ESSENCE AS TO ALL OF THE OBLIGATIONS OF THE BORROWER HEREUNDER.

ALC Properties, Inc.
Mary T. Zak-Kowalcczyk
John Buono
January 28, 2013

Please evidence your agreement to the terms hereof by your signatures below, and return a fully executed copy of this letter to the undersigned.  This letter agreement shall not be binding on Servicer or Fannie Mae unless and until a fully-executed copy is returned to the Undersigned.

Sincerely,

RED MORTGAGE CAPITAL, LLC,
a Delaware limited liability company

By:	/s/ William R. Koerner
Name:	William R. Koerner
Title:	Managing Director, Loan Intervention & Risk Mitigation

[Signatures of Borrower and Key Principal on Following Page]

Accepted and agreed to:

TEXAS ALC PARTNERS, L.P.

By:	/s/ John Buono
Name:	John Buono
Title:	Sr. VP

ALC PARTNERS, INC.

By:	/s/ John Buono
Name:	John Buono
Title:	Sr. VP

ASSISTED LIVING CONCEPTS, INC.

By:	/s/ John Buono
Name:	John Buono
Title:	Sr. VP